UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2010

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Performance Incentive Plan

On December 20, 2010, Fabrinet held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved an amendment to Fabrinet’s 2010 Performance Incentive Plan to increase the number of authorized shares issuable under the plan by 500,000 ordinary shares.

A copy of the 2010 Performance Incentive Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information contained in Item 5.02 above is hereby incorporated by reference. The following proposals were submitted to the shareholders at the Annual Meeting:

•	The election of two Class I directors for a term of three years or until their respective successors have been duly elected and qualified.

•	The approval of an amendment to Fabrinet’s 2010 Performance Incentive Plan to increase the number of authorized shares issuable under the plan by 500,000 ordinary shares.

•	The ratification of appointment of PricewaterhouseCoopers ABAS Limited as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 24, 2011.

Fabrinet’s independent inspector of election reported the voting results as follows:

(i) Election of two Class I directors for a term of three years or until their respective successors have been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark A. Christensen	31,313,466	2,900	322,868
Rollance E. Olson	31,314,966	1,400	322,868

(ii) Approval of an amendment to Fabrinet’s 2010 Performance Incentive Plan to increase the number of authorized shares issuable under the plan by 500,000 ordinary shares:

For	Against	Abstain	Broker Non-Votes
28,593,761	1,180,205	1,542,400	322,868

(iii) Ratification of appointment of PricewaterhouseCoopers ABAS Limited as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 24, 2011:

For	Against	Abstain	Broker Non-Votes
31,638,526	708	0	0

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	2010 Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/S/ MARK J. SCHWARTZ
Mark J. Schwartz Executive Vice President, Chief Financial Officer and Secretary

Date: December 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	2010 Performance Incentive Plan